UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 20, 2008
Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)
3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices)(zip code)
(316) 526-9000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On October 20, 2008, the Board of Directors of the Company amended the Company’s Executive Incentive Plan (“EIP”), the most recent copy of which was filed as Exhibit 10.7 of the Company’s Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, in which the Company’s Chief Executive Officer, Chief Financial Officer, and other executive officers named in the Company’s last proxy statement participate.
A participant granted restricted stock under the EIP does not acquire an interest in that stock unless and until certain conditions described in Section 5.02 of the EIP have been satisfied. Among the conditions contained in the EIP, Section 5.02 of the EIP provides that a Liquidity Event (as defined in the EIP) must have occurred. Before amendment, Section 5.02.D.3 of the EIP provided that a Liquidity Event would be deemed to have occurred on the tenth anniversary of the Closing Date, which is June 16, 2015, unless prior to that date a Change in Control (as defined in the EIP) had occurred. The amendment to the EIP removes the Change in Control requirement from Section 5.02.D.3. Thus, to the extent EIP participants have been granted restricted stock under the EIP in which they have not yet acquired an interest as of June 16, 2015, they may acquire an interest in that stock on that date, regardless of whether a Change in Control has occurred.
Additionally, it is anticipated that restricted stock granted under the EIP may become taxable to participants in future years, even though the participants have not yet fully acquired an interest in that stock under the terms of the plan. The amendment allows a portion of these shares to be sold as necessary to pay a participant’s withholding tax liability at such time as a participant incurs income tax liability under applicable law with respect to the shares. However, a participant has the option to pay cash to cover the withholding tax liability, in which case no shares may be sold in connection with that tax event, and participants will not fully acquire an interest in those shares unless and until otherwise provided under the terms of the plan. The failure of a participant to satisfy the withholding tax liability by either selling shares or paying cash results in the forfeiture under the EIP of all shares to which the participant would otherwise incur income tax liability.
Except as described above, no additional grants or other amounts are payable to the Company’s Chief Executive Officer, Chief Financial Officer, and other executive officers named in the Company’s last proxy statement by reason of the amendment to the EIP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
Date: October 22, 2008	/s/ Ulrich Schmidt
Ulrich Schmidt
Executive Vice President and Chief Financial Officer

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